UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

VAPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21822 Lassen St., Suite A

Chatsworth, CA 91311

(Address of principal executive office)

1-877-827-3959

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 10, 2015, Vape Holdings, Inc., a Delaware corporation (the “Company”), the Company entered into two Secured Series B Preferred Stock Convertible Notes (the “Series B Notes”) for an aggregate principal of $300,000 including 1) $50,000 from Hive Ceramics, LLC in new capital to the Company and 2) an amended and restated note for Hive Ceramics LLC in the amount of $250,000 for capital previously contributed which is soon to be due and payable.

The Series B Notes accrue interest at eight percent (8%) per annum, mature one (1) year from issuance and are secured by all of the assets and property of the Company. Upon the election of the noteholder, the Series B Notes are convertible into newly created Series B Preferred Stock on a one-for-one (1:1) basis into shares of common stock of the Company at a fixed price per share of $0.01.

Concurrently, the Company filed a Certificate of Designation with the Delaware Secretary of State on the Series B Preferred Stock which provides, in pertinent part, for the following rights and privileges:

Authorized Amount of Series B Preferred Stock: There are authorized 30,000,000 shares of Series B Preferred Stock, subject to the Certificate of Designation. There shall be no additional Series B Shares authorized or issued.

Voting Rights: Each share of Series B shall be entitled to five (5) votes for every one (1) vote entitled to each share of Common Stock.

Rank: All shares of Series B shall rank (i) senior to the Company’s Common Stock, (ii) pari passu with all other series of preferred stock whether currently outstanding or hereafter created, including the Series A Preferred Stock, and specifically ranking, by its terms, on par with Series B, and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series B, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

The Board of Directors of the Company (the “Board”) authorized the designation of the Series B Preferred Stock pursuant to the authority of the Certificate of Incorporation, which confers said authority on the Board, and the issuance of the Series B Notes pursuant to a unanimous written consent of the Board dated December 10, 2015.

Copies of the Certificate of Designation, Secured Series B Convertible Promissory Note, and Amended and Restated Secured Series B Convertible Promissory Note are attached as Exhibits 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in item 1.01 with respect to the Series B Notes is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The Company has issued the following shares of its common stock pursuant to conversions of convertible notes since the filing of a Current Report on Form 8-K filed on December 4, 2015:

On December 8, 2015, the Company issued 5,000,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $18,000.

On December 11, 2015, the Company issued 5,570,000 shares of its common stock pursuant to a conversion notice from a noteholder in the amount of $13,368.

The original issuance of the above convertible notes, and their subsequent amendment, were previously disclosed on our Current Report on Form 8-K dated December 8, 2014 and in our Quarterly Reports on Form 10-Q dated February 17, 2015 and August 14, 2015, respectively, which disclosures are incorporated by reference herein.

In making the above sales without registration, we relied upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of December 11, 2015, the total number of shares outstanding of the Company’s common stock was 112,062,635.

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In addition, the information set forth in item 1.01 with respect to the Series B Notes is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2015, the Board appointed Justin Braune to serve as the Company’s Chief Executive Officer and as a director, effective immediately.

Prior to joining the Company, Mr. Braune, 33, served as the chief operating officer of Voodoo Science, LLC and Vapor Wild from 2014 to 2015. From 2013 to 2014, Mr. Braune served as the Chief of Operations for Veracity Security, a technology company located in San Diego. From 2013-2014 Mr. Braune was the Director of Sales at Lear Capital. Since 2010 he owned and operated Braune Enterprises a real estate and investment brokerage firm. Mr. Braune graduated from the United States Naval Academy with a B.S. degree in electrical engineering in and was commissioned as an officer in the U.S. Navy. After earning his master’s degree in nuclear engineering, Mr. Braune operated the nuclear reactors onboard the USS RONALD REAGAN aircraft carrier. He served in the U.S. Navy until 2009 and subsequently earned his MBA at the University of Southern California, Marshall School of Business. Our Board believes that Mr. Braune’s extensive relationships and experience in the industry of vaporization products and e-cigarettes will bring added value to the Company’s management team.

In connection with his appointment as Chief Executive Officer and a member of our Board, Mr. Braune entered into an employment agreement dated as of December 10, 2015 (the “Employment Agreement”) with the Company pursuant to which he will receive an annual salary of $150,000, subject to adjustment, and bi-monthly sales-based compensation of $1.00 USD per unit of wholesale sales of Mr. Braune’s new vaporizer pen product line and $3.00 USD per unit on retail sales. The sales-based compensation and salary is payable in cash or stock as further described in the Employment Agreement.

In addition, the Company will issue to Mr. Braune 20,000,000 shares of the Company’s common stock, to be held in escrow and released by the Company to Mr. Braune in accordance with the following vesting schedule: (i) 5,000,000 shares shall vest on June 10, 2015, (ii) 5,000,000 shares shall vest on December 10, 2016, (iii) 5,000,000 shares shall vest on June 10, 2016, and (iv) 5,000,000 shares shall vest on December 10, 2016. Mr. Braune also is eligible to participate in any stock option plan maintained by the Company and available to other employees and standard benefit programs for similarly situated employees. The Employment Agreement continues until terminated by either party upon 30 days’ prior written notice.

On December 10, 2015, the Board accepted the resignation of Kyle Tracey as Chief Executive Officer, Chairman of the Board and all other officer positions held by him with the Company. Mr. Tracey will remain in a consultant role with the Company focusing on sales and business development of HIVE Ceramics for a period of two (2) years. Mr. Tracey also retains a large block of voting control of the Company due to the above issuance of the Series B Notes issued to HIVE Ceramics, LLC an entity he co-owns. The Board also accepted the resignation of Joe Andreae as President and a director as of December 10, 2015. The President seat will remain vacant until a qualified candidate is located.

Benjamin Beaulieu was elevated from his position as a member of the Board to Chairman of the Board on December 10, 2015 to replace Mr. Tracey. Mr. Beaulieu also currently serves as the Company’s COO and will remain in that role.

Mr. Braune does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Braune and any other person pursuant to which he was appointed as the Chief Executive Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 with respect to the Series B Preferred Stock is incorporated by reference herein.

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Item 8.01	Other Items.

On December 11, 2015, the Company issued a press release announcing the above corporate actions. The press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation for Series B Preferred Stock

10.1	Secured Series B Preferred Stock Convertible Promissory Note by and between the Company and Hive Ceramics LLC, dated December 10, 2015

10.2	Amended and Restated Secured Series B Preferred Stock Convertible Promissory Note by and between the Company and Hive Ceramics LLC, dated December 10, 2015

99.1	Executive Employment Agreement, dated December 10, 2015, by and between the Company and Justin Braune

99.2	Consulting Agreement, dated December 10, 2015, by and between the Company and Kyle Tracey

99.3	Press Release dated December 11, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: December 11, 2015	By:	/s/ Allan Viernes
Allan Viernes
Duly Authorized Officer, Chief Financial Officer

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